UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2020

FELLAZO INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39002	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jinshan Building East, Unit 1903

568 Jinshan West Road

Yong Kang City, Zhejiang Province

People’s Republic of China 321300

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (86) 13012855255

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Upon effectiveness of the Form 25 filed by The Nasdaq Stock Market LLC on April 29, 2020, the registrant’s ordinary shares, units, warrants and rights shall cease to be registered under Section 12(b) of the Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 27, 2020, Sing Wang, Stephen Markscheid and Adrian Leung resigned from all positions with Fellazo Inc. (the “Company”). Each of such resignations were not due to any disagreement with the Company. In connection with Messrs. Wang, Markscheid and Leung’s resignations, Nicholas Ting Lun Wong, the Company’s former Chief Executive Officer, was appointed as sole officer and director.

As reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2020, on April 7, 2020, the Company notified Continental Stock Transfer and Trust Company (the “Trustee”), the trustee of the Company’s trust account established in connection with the Company’s initial public offering (the “Trust Account”), that the Company intended to dissolve and liquidate in accordance with the Memorandum and Articles of Association and would redeem all of its outstanding ordinary shares that were included in the units issued in its initial public offering, at a per-share redemption price of approximately $10.14. Since such time, the Company has ceased operations and all funds from the Trust Account have been disbursed.

Nicholas Ting Lun Wong, 41, served as the Company’s Chief Marketing Officer from March 2019 to May 2019 and as the Company’s Chief Executive Officer from May 2019 to February 2020. He had previously served as a director of the Company from inception to February 2020. Mr. Wong is an entrepreneur and serves as directors of many companies in Malaysia, Hong Kong, United Kingdom, mainland China and Europe. Mr. Wong currently serves as the director of Shanghai Linxin Food and Beverage Management Ltd. He was a director of Shanghai IRIS Ltd. from November 2018 to March 2019. Mr. Wong founded and worked for Zenworth Limited and South Pacific Capital Ltd from 2004 to 2006, which focus on the areas of capital management, private investments in healthcare industry. He also founded Creative IT Pty Ltd and Evolution Enterprise in 1998 which ventured into the IT and telecommunications sector. Mr. Wong received his bachelor’s degree in management and marketing from Curtin University, Australia in 2000.

As previously reported on the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2020, on January 31, 2020, the Company entered into an agreement (the “Sponsor Transfer Agreement”) with Swipy Ltd, TKK Capital Holdings, Mr. Wong, Jonathan Peng Fai Chong, Anderson Heng Hee Toh, Tiong Ming Tan, Chin Yong Tan, Lijun Yu and Ping Zhang, providing for, among other things, Mr. Wong’s resignation as an officer and director of the Company, along with various other changes to the Company’s management, board of directors, and the sponsorship. Following the March 3, 2020 determination by the Nasdaq hearing panel to delist the Company’s securities from The Nasdaq Stock Market, the Sponsor Transfer Agreement terminated automatically, on its terms, and all obligations ceased thereunder. It is expected that following Mr. Wong’s reappointment, Mr. Wong will oversee the liquidation and dissolution of the Company in accordance with the Company’s obligations under Cayman Islands law.

Other than as described above, there is no arrangement or understanding between Mr. Wong and any other person pursuant to which he has been selected as an officer and director. There are no family relationships between Mr. Wong and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Other than as described above and as reported in the Company’s Information Statement on Schedule 14f-1 filed with the SEC on February 11, 2020, there are no transactions between the Company and any directors or officers that are subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2020

FELLAZO INC.

By:	/s/ Nicholas Ting Lun Wong
Name: Nicholas Ting Lun Wong
Title: Director